Exhibit 99.1

Behringer Harvard Acquires Multifamily Community
in San Francisco’s East Bay Area

DALLAS, September 9, 2009 – Behringer Harvard announced today that it has acquired Waterford Place, a 390-unit multifamily community at 4800 Tassajara Road in Dublin, California. Dublin is located approximately 35 miles east of San Francisco near the intersection of Interstates 580 and 680.

“Our strategy is to take advantage of an investment environment that is providing opportunities to acquire core assets at values well below replacement cost,” said Mark T. Alfieri, chief operating officer of Behringer Harvard Multifamily REIT I, Inc. “Waterford Place is a high-quality, stabilized multifamily community that is 96.7 percent occupied (as of August 31, 2009). In addition, Waterford Place is located in one of the most desirable cities in Alameda County with close proximity to public transportation, employment, shopping, restaurants and the attractions favored by a young, educated workforce.”

Residents of Waterford Place benefit from many of the amenities typical of urban live-work-play environments. The community, which consists of five four-story apartment buildings, is immediately adjacent to The Shops at Waterford, an area providing 125,000 square feet of retail including a grocery, restaurants and other services. The Dublin/Pleasanton BART station, one of two BART stations serving Dublin, is located approximately one mile from Waterford Place, offering convenient light-rail service to Bay Area employment centers.

Built in 2003, Waterford Place offers residents a selection of luxury one- and two-bedroom apartments ranging from 599 to 1,367 square feet featuring kitchens with granite counters, maple cabinetry and wood flooring. Ceilings nine feet high, oversized windows and private deck or patio areas contribute to the light and airy ambience. The extensive range of community amenities includes a four-level parking garage with controlled access, heated resort-style pool and spa, state-of-the-art fitness center, business center, conference room, home theater room and recreation room.

Waterford Place is within commuting distance, by highway or rail, to the international airports in Oakland, San Francisco and San Jose that provide flights to business centers around the world. Residents of Waterford Place also are less than three miles away from major employers including AT&T, Oracle/PeopleSoft Corporation and Sybase.

The acquisition of Waterford Place was made through a joint venture of Behringer Harvard Multifamily REIT I, Inc. (a publicly registered, non-listed REIT) and PGGM Private Real Estate Fund, a vehicle for real estate investments for large Dutch pension funds.

Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 12 multifamily communities that represent more than 3,630 multifamily units in eight states.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers	Jason Mattox	Barbara Marler
Richards Partners	Chief Administrative Officer	Behringer Harvard
katie_myers@richards.com	Behringer Harvard	bmarler@behringerharvard.com
214.891.5842	jmattox@behringerharvard.com	469.341.2312
866.655.3600

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